As filed with the U.S. Securities and Exchange Commission on May 2, 2023

Registration No. 333-238230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALECTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	82-2933343
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

131 Oyster Point Blvd., Suite 600

South San Francisco, California 94080

(415) 231-5660

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arnon Rosenthal, Ph.D.

Chief Executive Officer

Alector, Inc.

131 Oyster Point Blvd., Suite 600

South San Francisco, California 94080

(415) 231-5660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Clark

Michael E. Coke

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.  1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333- 238230) (the “Registration Statement”) of Alector, Inc. (the “Registrant”) is being filed to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unissued and unsold. The Registrant has filed a new registration statement on Form S-3 due to the fact that the Registrant no longer qualifies as a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act) because the worldwide market value of the Registrant’s outstanding common stock held by non-affiliates was less than $700 million during the 60-day period preceding the date it filed its Annual Report on Form 10-K for the year ended December 31, 2022. Accordingly, the Registrant is filing this Amendment to deregister all securities that remain unsold under the Registration Statement and has filed a new non-automatic shelf registration statement on Form S-3 (File No. 333-270126).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on May 2, 2023. No other person is required to sign this Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.

ALECTOR, INC.

By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D.
Co-founder and Chief Executive Officer